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                                                                   EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT
-----------------------------

Applied Industrial Technologies, Inc.

We consent to the incorporation by reference in Registration Statement Nos. 33-43506, 33-53401, 33-60687, 33-65509 and 33-65513 of Applied Industrial
Technologies, Inc. on Form S-8 of our reports dated August 6, 1998 appearing in and incorporated by reference in this Annual Report on Form 10-K of Applied Industrial Technologies, Inc. for the year ended June 30, 1998.




DELOITTE & TOUCHE LLP

/s/ Deloitte & Touche LLP

Cleveland, Ohio

September 22, 1998